Exhibit 23            Consent of Independent Auditors.


KPMG Peat Marwick LLP Letterhead
345 Park Avenue
New York, NY 10154









                          Independent Auditors' Consent

Board of Directors of
Astoria Financial Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 33-86248, 33-86250 and 33-98500) on Form S-8 and (No. 33-98532) on Form S-3 of
Astoria Financial Corporation of our report dated January 23, 1997, relating to the consolidated statements of financial condition of Astoria Financial Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Astoria Financial Corporation.









                                                   KPMG PEAT MARWICK LLP

New York, New York
March 26, 1997